Exhibit 99.1
1 Double Eagle Petroleum Co OGIS New York April 16, 2012
2 Corporate Information & Disclaimer This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Effective for the Company's December 31, 2010 Form 10-K, SEC guidelines were changed to also allow for disclosure of "probable" and "possible" reserves. We have used these terms in this presentation. Investors are urged to consider closely the disclosure in our 2011 Form 10-K, File No. 1-33571, available from us at Double Eagle Petroleum, 1675 Broadway, Suite 2200, Denver, Colorado 80202, attention Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330. NASDAQ: DBLE Shares Outstanding: 11.2 million 52 Week Price Range: $5.51 - $11.70 60 Day Average Volume: 62,069 *information quoted above as of 4/04/2012 Corporate Office: 1675 Broadway, Suite 2200 Denver, CO 80202 Contact Information: Kurtis Hooley, CFO 303-794-8445 www.dble.com
3 Double Eagle Petroleum Co. Overview HIGHLIGHTS Proved Reserves (a) 136.5 Bcfe Proved Developed 81.5 Bcfe Proved Undeveloped 55.0 Bcfe Total Proved PV-10 ($ in Millions) $153.5 Total Probable and Poss. Reserves (a) 109.5 Bcfe Probable and Poss. below econ. limits 18.0 Bcfe Current Production ~23 Mmcfe/d Cash Flow from Operations (12/31/2011) $25M Three Year Avg Prod Costs/Mcfe (b) $1.48 Reserve Replacement (12/31/2011) 339% Undeveloped Acreage--net ~ 160,000 Total Niobrara Acreage-net 74,419 Per NSAI 12/31/11 SEC reserve report Includes production taxes Double Eagle significant plays
4 Financial Summary
Hedge Contracts Double Eagle Petroleum Double Eagle Petroleum Double Eagle Petroleum Double Eagle Petroleum Double Eagle Petroleum Double Eagle Petroleum Current Hedging Positions-- 3/31/12 Current Hedging Positions-- 3/31/12 Current Hedging Positions-- 3/31/12 Current Hedging Positions-- 3/31/12 Current Hedging Positions-- 3/31/12 Current Hedging Positions-- 3/31/12 Volume/day (Mcfe) Price Beginning Date End Date 2012 Expirations Natural Gas Swap - NYMEX 10,000 $5.05 1/1/2012 12/31/2012 Natural Gas Swap - NYMEX 5,000 $5.10 1/1/2012 12/31/2012 2013 Expirations Natural Gas Collar - NYMEX 6,000 $5.00 $5.35 1/1/2013 12/31/2013 Natural Gas Swap - NYMEX 6,000 $5.16 1/1/2013 12/31/2013
6 Double Eagle's Value Proposition
7 Proven Execution 2003-20101SEC Reserves Prepared by Netherland, Sewell & Associates, Inc. as of December 31 for each respective year. With a large inventory of drilling locations, we have been able to consistently grow proved developed reserves by converting our probable reserves to proved reserves Reserve Replacement Reserve Replacement 2004 2005 2006 2007 2008 2009 2010 2011 474% 411% 47% 764% 226% 34% 347% 339%
8 Proven Execution Low cost growth through the drill bit F&D Costs three year simple average of $0.76/ Mcfe; Production Costs, including taxes--$1.68 per Mcfe G&A Costs equals 12.5% of O&G related revenues; among lowest of peer group with revenues < $140 million
9 Building Blocks for Shareholder Value Atlantic Rim CBM Midstream Pipeline
10 Exploration Play-Niobrara Shale Niobrara Basins Double Eagle Acreage Powder River Basin Greater Green River Basin DJ Basin WR Basin Cased first Niobrara test well to 9,450' Oil and gas shows throughout the Niobrara shale formation & 3 potential gas zones, Sage Breaks, Dakota & Frontier; five completion target zones Sidewall core samples being analyzed & multiple logs run 20+ miles of 3D Seismic reprocessed; 12 sq miles to be shot in 2012 Existing Niobrara production adjacent to Atlantic Rim
11 Exploration Play-Niobrara Shale Central Wyoming & Colorado
12 Exploration Play-Niobrara Shale DJ Basin
13 Exploration Play--Main Fork Unit (formerly known as Christmas Meadows/Table Top Unit) A Company-estimated 2-3 TCF target project comprised of 44,000 acres and a well previously drilled but not completed in 2007 Working with a major integrated oil and gas company that has option farm-in rights where they fund forward costs through first well, including: Reprocessing prior seismic Identified preliminary development wells, pipelines and roads and initiated full field development environment impact study in 2011 Surveys and studies are being conducted in preparation for a potential 2D seismic acquisition program in 2012 or 2013 Assuming the farm-in right is exercised, Double Eagle will have a 12%-16% carried working interest after payout for a Company estimated 2-3 TCF target project
14 Building Blocks for Shareholder Value Midstream Pipeline --12.5 miles of transportation assets --20% utilized --Ability to expand north to WIC Atlantic Rim CBM --Interest in 255 producing CBM wells --64% of proved reserves --550 future drilling locations in 3 producing units --Catalina Unit Company operated --Other units operated by Anadarko

The Atlantic Rim

Historical drilling activity

- **Catalina Unit**
  - 84 gross (63.73 net) CBM production wells
  - ~200 total potential future drilling locations
  - 56.5 Bcfe net proved reserves (12/31/2011 NSAI)
  - Drilling first Niobrara well in 2011 to 9,450'
- **Sun Dog / Doty Mountain Units**
  - 172 gross (37 net wells)
  - ~350 total potential future drilling locations
  - 35.5 Bcfe net proved reserves (12/31/2011 NSAI)

2012 Planned Activity

- No additional CBM wells in Catalina
- Completion of Niobrara well and deeper gas zones
- Potential drilling additional Niobrara wells
- Participation in Anadarko's drilling of 25 gross (5 net) Doty Mountain wells


Doty Mtn Unit
Sun Dog Unit
Mesaverde Outcrop
Catalina Unit
Brown Cow Unit
2008-2009 WELLS
D POD WELLS
E POD WELLS
F POD WELLS
G POD WELLS
H POD WELLS
I POD WELLS
Double Eagle Petroleum
Catalina Unit

15

NASDAQ:DBLE

16 Pinedale Anticline QEP Operated Properties Interests in over 150 wells through 2011; Participated in ~16 new wells in 2011 Anticipate participating in 16 new wells in 2012 350+ Potential future locations Double Eagle Working Interests: 6-12.5% WI Well Economics EUR per well of ~230 Mmcfe (net) Lifting costs < $1.00 per Mcfe Estimated drilling and completion--$3.38M gross $300k net )
17 Midstream Infrastructure Growing source of fee-based revenue that is independent of gas prices Connects Catalina Unit to interstate pipeline 100% owned by Double Eagle 125 MMcf/d capacity; currently at ~30 MMcf/d Tie-in to third party production and transportation agreement in place Own permits to extend north to additional distribution pipelines Low cost of operations Assures transportation out of Catalina Unit for future development volumes
18 Growth Strategy Mergers and Acquisitions Merge with companies to provide diversity in location and commodity Acquire additional exploration acreage Create economics of scale and take advantage of operational synergies Develop low cost fields to increase production and reserves Exploit Niobrara holdings and Main Fork Unit holdings Explore new opportunities Focus on continued operational efficiencies to minimize development, production and G&A costs Maximize return for shareholders Enhance institutional awareness and broaden shareholder base Development and Exploration Cost Controls and Execution